UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

Incoming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-152012	42-1768468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Avenue, Ste. V235
New York, New York 10001
(Address of principal executive offices) (zip code)

(917) 210-1074
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 14, 2014, John W. Creasy, Jr., informed the Chairman of the Board of Directors of Incoming, Inc. (the “Company”) that he was resigning from his position as a director of the Company and as an officer of the Company effective March 14, 2014 to devote additional time to pursue other business opportunities.  However, Mr. Creasy will remain an employee of the Company, serving as its Director of Operations.

On September 30, 2014, Don Nelson, informed the Chairman of the Board of Directors of Incoming, Inc. (the “Company”) that he was resigning from his position as a director of the Company effective September 30, 2014 to devote additional time to pursue other business opportunities.

(e)

On August 1, 2014, the Board of Directors of the Company approved the Incoming, Inc. 2014 Stock Incentive Plan (the “Plan”).  The Plan shall be deemed effective as of February 10, 2015.

The Plan, under which awards can be granted until February [10, 2025] or the Plan’s earlier termination, provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted awards in the form of restricted stock awards and restricted stock units, performance awards in the form of performance shares and performance units, phantom stock awards and other stock-based awards to selected employees, directors and independent contractors of the Company and its affiliates.

The maximum number of shares issuable under the Plan may not exceed the sum of 10,000,000 shares.  Of the amount described in the preceding sentence, no more than 10,000,000 shares may be issued under the Plan pursuant to the grant of incentive stock options.  In addition, under the Plan, in any 12-month period, (i) no participant may be granted options and SARs that are not related to an option for more than 5,000,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); and (ii) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 5,000,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award). The share and award limitations are subject to adjustment for anti-dilution purposes as provided in the Plan.

          The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is incorporated herein by reference as Exhibit 10.1.

In addition, on February 18, 2015, the Compensation Committee of the Board of Directors of the Company approved grants of shares to each of Samuel Bell, the Company’s Chief Executive Officer and Felix Leslie, the Company’s Vice President of Corporate Development.  Mr. Bell was awarded two million (2,000,000) shares.  Mr. Leslie was awarded Five Hundred Thousand (500,000) shares.  Mr. Bell’s award was in consideration of foregone cash compensation over the prior three years.  Mr. Leslie’s award was in consideration of service to the Company and foregone cash compensation therefor over the prior year and a half. Each grant was pursuant to the newly adopted Plan.

Item 9.01.      Financial Statements and Exhibits

(d)  Exhibits

10.1	Incoming, Inc. 2014 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incoming, Inc.

	By:	/s/ R. Samuel Bell
February 23, 2015	Name: Its:	R. Samuel Bell Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incoming, Inc. 2014 Stock Incentive Plan